[CONFORMED COPY]

                                                        [5-Year Credit Facility]

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                                CREDIT AGREEMENT


                                      among


                                     WYETH,


                           THE LENDERS PARTIES HERETO,


                           J.P. MORGAN SECURITIES INC.

                                       AND

                         CITIGROUP GLOBAL MARKETS INC.,
                   as Co-Lead Arrangers and Joint Bookrunners,


                          CITICORP NORTH AMERICA, INC.,
                              as Syndication Agent,


                            THE BANK OF NOVA SCOTIA,
                          COMMERZBANK AG, NEW YORK AND
                            GRAND CAYMAN BRANCHES AND
                         UBS AG, CAYMAN ISLANDS BRANCH,
                           as Co-Documentation Agents


                                       and


                              JPMORGAN CHASE BANK,
                             as Administrative Agent




                     ---------------------------------------
                          Dated as of February 11, 2004
                     ---------------------------------------



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

     CREDIT AGREEMENT, dated as of February 11, 2004, among WYETH, a Delaware corporation (the "Company"), the several banks and other financial institutions from time to time parties to this Agreement (collectively, the "Lenders"; individually, a "Lender"), J.P. MORGAN SECURITIES INC. and CITIGROUP GLOBAL MARKETS INC., as co-lead arrangers and joint bookrunners (in such capacity, the "Co-Lead Arrangers"), CITICORP NORTH AMERICA, INC., a New York banking corporation, as syndication agent (in such capacity, the "Syndication Agent"), THE BANK OF NOVA SCOTIA, COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES and UBS AG, CAYMAN ISLANDS BRANCH, as co-documentation agents (in such capacity, the "Co-Documentation Agents") and JPMORGAN CHASE BANK, a New York banking corporation, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").


                              W I T N E S S E T H:
                              --------------------


     WHEREAS, the Company has requested the Lenders to make loans to it in an amount up to $1,747,500,000 as more particularly described herein;

     WHEREAS, the Lenders are willing to make such loans on the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

     SECTION 1.  DEFINITIONS

     1.1  Defined Terms.
          --------------

          As used in this Agreement, terms defined in the preamble to this Agreement have the meanings therein indicated, and the following terms have the following meanings:

          "Absolute Rate Bid Loan Request": any Bid Loan Request requesting the Bid Loan Lenders to offer to make Bid Loans at an absolute rate (as opposed to a rate composed of the Applicable Index Rate plus (or minus) a margin).

          "Adjusted Capitalization": at any time, the sum of Consolidated Adjusted Indebtedness plus Consolidated Net Worth.

          "Administrative Agent": as defined in the first paragraph of this Agreement.

          "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power either (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.


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

          "Aggregate Commitments": at any time the sum of the Commitments then in effect hereunder.

          "Aggregate Facilities Commitments": at any time the sum of the Aggregate Commitments then in effect hereunder and of the commitments then in effect under the 3-Year Credit Agreement.

          "Aggregate Loans": at a particular time, the sum of the then aggregate outstanding principal amount of Committed Rate Loans and Bid Loans.

          "Agreement": this Credit Agreement, as amended, supplemented or modified from time to time in accordance with its terms.

          "Alternate Base Rate": for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base C/D Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City (each change in the Prime Rate to be effective on the date such change is publicly announced); "Base C/D Rate" shall mean the sum (rounded upwards, if necessary, to the next 1/16 of 1%) of (a) the product of (i) the Three-Month Secondary C/D Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary C/D Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the immediately preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board of Governors of the Federal Reserve System, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such immediately preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the immediately preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Base C/D Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate


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

     shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary C/D Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

          "Alternate Base Rate Loans": Committed Rate Loans that bear interest at an interest rate based on the Alternate Base Rate.

          "Applicable Index Rate": in respect of any Bid Loan requested pursuant to an Index Rate Bid Loan Request, the Eurodollar Rate applicable to the Interest Period for such Bid Loan.

          "Applicable Margin": for any day, (x) in the case of Alternate Base Rate Loans, the rate per annum that is the higher of (i) 0% and (ii) 1.25% less than the Applicable Margin for Eurodollar Loans at such time and (y) in the case of Eurodollar Loans, the rate per annum set forth below opposite the Rating Period then in effect, provided that during a Significant Usage Period, the Applicable Margin for all such Loans shall be increased by .250%:

                                              Eurodollar
                     Rating                      Rate
                     Period                     Margin
          ----------------------------     -----------------

                Category A Period                .3750%

                Category B Period                 .600%

                Category C Period                 .825%

                Category D Period                1.050%

                Category E Period                1.275%

                Category F Period                1.500%

          "Base C/D Rate": as defined in the definition of Alternate Base Rate.

          "Bid Loan": each Bid Loan made pursuant to subsection 2.2.

          "Bid Loan Confirmation": each confirmation by the Company of its acceptance of Bid Loan Offers, which Bid Loan Confirmation shall be substantially in the form of Exhibit F and shall be delivered to the Administrative Agent by facsimile transmission.

          "Bid Loan Date": in respect of a Bid Loan, the day on which a Bid Loan Lender makes such Bid Loan pursuant to subsection 2.2.

          "Bid Loan Lenders": Lenders from time to time designated as Bid Loan Lenders by the Company by written notice to the Administrative Agent (which notice the Administrative Agent shall transmit to each such Bid Loan Lender).


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

          "Bid Loan Offer": each offer by a Bid Loan Lender to make Bid Loans pursuant to a Bid Loan Request, which Bid Loan Offer shall contain the information specified in Exhibit D, in the case of an Absolute Rate Bid Loan Request, or Exhibit E, in the case of an Index Rate Bid Loan Request, and shall be delivered to the Administrative Agent by facsimile transmission or by telephone immediately confirmed by facsimile transmission.

          "Bid Loan Request": each request by the Company for Bid Loan Lenders to submit bids to make Bid Loans, which shall contain the information in respect of such requested Bid Loans specified in Exhibit B and shall be delivered to the Administrative Agent by facsimile transmission or by telephone, immediately confirmed by facsimile transmission.

          "Borrowing Date": in respect of any Committed Rate Loan, the date such Committed Rate Loan is made.

          "Business": as defined in subsection 3.10(b).

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a Eurodollar Loan or an Index Rate Bid Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealings in Dollar deposits in the London interbank market.

          "Category A Period": subject to the Category Rules, at any time that either (i) the S&P Credit Rating is A or better and the Short-Term Ratings are Tier I or (ii) the Moody's Credit Rating is A2 or better and the Short-Term Ratings are Tier I.

          "Category B Period": subject to the Category Rules, at any time that either (i) the S&P Credit Rating is A- or better or (ii) the Moody's Credit Rating is A3 or better and in either case a Category A Period is not then in effect.

          "Category C Period": subject to the Category Rules, at any time that either (i) the S&P Credit Rating is BBB+ or (ii) the Moody's Credit Rating is Baa1.

          "Category D Period": subject to the Category Rules, at any time that either (i) the S&P Credit Rating is BBB or (ii) the Moody's Credit Rating is Baa2.

          "Category E Period": subject to the Category Rules, at any time that either (i) the S&P Credit Rating is BBB- or (ii) the Moody's Credit Rating is Baa3.

          "Category F Period": subject to the Category Rules, at any time either
     (i) the S&P Credit Rating is BB+ or lower or (ii) the Moody's Credit Rating is Ba1 or lower.

          "Category Rules": the Rating Period applicable at any time shall be:
     (a) except as provided in clause (b), (c) and (d) below, the highest Rating Period for which the Company meets either of the criteria set forth for such Rating Period, (b) except as provided in clauses (c) and (d) below, if the Credit Ratings differ by two or more Rating


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

     Period levels, the Rating Period which is one Rating Period above the Rating Period in which the lower Credit Ratings falls, (c) if one of the Credit Ratings falls in a Category F Period and the other Credit Rating falls in a higher Rating Period, a Category F Period and (d) if either S&P or Moody's fails to have outstanding at the time a Credit Rating due to the failure by the Company to provide requested information to, or otherwise to fully cooperate with, such rating agency in establishing a Credit Rating, a Category F Period. If the rating system of Moody's, S&P and/or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, or if both Moody's and S&P shall fail to have outstanding a Credit Rating (other than by reason of the circumstances referred to in clause (d) of the preceding sentence), the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the applicable Rating Period shall be determined by reference to the ratings most recently in effect prior to such change or cessation.

          "C/D Assessment Rate": for any day, the net annual assessment rate (rounded upward to the nearest 1/100th of 1%) determined by JPMCB to be payable on such day to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in Dollars at offices of JPMCB in the United States.

          "C/D Reserve Percentage": for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion Dollars in respect of new non-personal time deposits in Dollars in New York City having a three month maturity and in an amount of $100,000 or more.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Co-Documentation Agents": as defined in the first paragraph of this Agreement.

          "Co-Lead Arrangers": as defined in the first paragraph of this Agreement.

          "Commitment": as to any Lender, the obligation of such Lender to make Committed Rate Loans to the Company hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I hereof (as the same may be modified), as such amount may from time to time be reduced in accordance with this Agreement; collectively, as to all the Lenders, the "Commitments".

          "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the Aggregate Commitments (or (x) at any time after the Termination Date, (y) at any time after the Commitments shall have expired or terminated and (z) for the purposes of declaring the Loans to be due and payable pursuant to Section 6, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

          "Commitment Period": the period from and including the Effective Date to, but not including the Termination Date, or such earlier date on which the Commitments shall terminate as provided herein.

          "Commitment Transfer Supplement": a Commitment Transfer Supplement, substantially in the form of Exhibit G.

          "Committed Rate Loans": Loans made pursuant to subsection 2.1(a).

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of
     Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

          "Company": as defined in the first paragraph of this Agreement.

          "Consolidated Adjusted Indebtedness": at any date of determination,
     (i) Consolidated Indebtedness at such date minus (ii) all cash, cash equivalents and marketable securities held by the Company and its Subsidiaries at such date free of liens, restrictions and other encumbrances (other than as arising by operation of law in the ordinary course of business).

          "Consolidated Indebtedness": at any date of determination the principal amount of all Indebtedness of the Company and its Subsidiaries required in accordance with GAAP to be accounted for as debt, determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded from Consolidated Indebtedness up to $500,000,000 in respect of Financing Leases arising as a result of sale-leaseback transactions and which would otherwise be included in the calculation of Consolidated Indebtedness.

          "Consolidated Net Worth": at any date of determination, the stockholders' equity of the Company and its Subsidiaries determined in accordance with GAAP and as would be reflected on a consolidated balance sheet of the Company and its Subsidiaries plus the minority interests reflected on such consolidated balance sheet; provided that there shall be excluded from determining Consolidated Net Worth of the Company and its Subsidiaries (i) any foreign currency translation adjustment which otherwise would be included therein, (ii) the non-cash effects of any accounting standards adopted or issued by the Financial Accounting Standards Board after September 9, 1994 and (iii) the non-cash effects of any unusual charges or restructuring charges.

          "Consolidated Tangible Assets": at the time of determination thereof, the aggregate amount of all assets (as reflected on a consolidated balance sheet of the Company and its Subsidiaries) after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses (to the extent included in said aggregate amount of assets) and other like intangibles, as set forth on the most recent consolidated balance sheet of the Company and its Subsidiaries and computed in accordance with GAAP.

          "Continuing Director": as defined in subsection 6(h).

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "Credit Ratings": at any time, the then Moody's Credit Rating and the then S&P Credit Rating.

          "Default": any of the events specified in Section 6, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Effective Date": the date on which each of the conditions specified in subsection 4.1 are satisfied in full or waived in accordance with this Agreement.

          "Eligible Transferee": shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act of 1933, as amended).

          "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Agreement.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurodollar Loans": Committed Rate Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan or an Index Rate Bid Loan, the rate per annum equal to the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), the "Eurodollar Rate" shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Administrative Agent and Company or, in the absence of such agreement, the "Eurodollar Rate" shall instead be the rate per annum equal to the average (rounded upward to the nearest 1/16 of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the rate at which such Reference Lender is offered Dollar deposits at or about


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

     10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Reference Lender are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount
     (i) in the case of Eurodollar Loans, comparable to the amount of the Eurodollar Loan of such Reference Lender to be outstanding during such Interest Period and (ii) in the case of an Index Rate Bid Loan by a Bid Loan Lender, equal to the amount of the Index Rate Bid Loan or Loans of such Bid Loan Lender to which such Interest Period applies.

          "Event of Default": any of the events specified in Section 6; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

          "Existing 364-Day Credit Agreement": the Credit Agreement, dated as of March 3, 2003, among the Company, the lenders party thereto and JPMCB, as administrative agent, as in effect immediately prior to the occurrence of the Effective Date.

          "Facility Fee": as defined in subsection 2.4.

          "Facility Fee Percentage": a percentage equal to at any time (i) during a Category A Period, .125%, (ii) during a Category B Period, .150%,
     (iii) during a Category C Period, .175%, (iv) during a Category D Period, .200%, (v) during a Category E Period, .225% and (vi) during a Category F Period, 0.250%.

          "Federal Funds Effective Rate": as defined in the definition of "Alternate Base Rate".

          "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "Fitch": Fitch, Inc.

          "GAAP": generally accepted accounting principles in effect in the United States of America from time to time.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

          "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and
     (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

          "Index Rate Bid Loan": any Bid Loan made at an interest rate based upon the Applicable Index Rate (as opposed to an absolute rate).

          "Index Rate Bid Loan Request": any Bid Loan Request requesting the Bid Loan Lenders to offer to make Index Rate Bid Loans at an interest rate equal to the Applicable Index Rate plus (or minus) a margin.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in
     Section 4245 of ERISA.

          "Insolvent": pertaining to a condition of Insolvency.

          "Interest Payment Date": (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the Termination Date, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period.

          "Interest Period":

          (a) with respect to any Eurodollar Loan,

               (i) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company in the notice of borrowing or notice of conversion given with respect thereto; and

               (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; and

          (b) with respect to any Bid Loan, the period commencing on the Bid Loan Date with respect to such Bid Loan and ending on the date not less than 7 nor more than 180 days thereafter, as specified by the Company in such Bid Loan Request;

     provided that the foregoing provisions are subject to the following:

               (A) if any Interest Period pertaining to a Eurodollar Loan or an Index Rate Bid Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (B) any Interest Period pertaining to a Eurodollar Loan or an Index Rate Bid Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

               (C) if any Interest Period pertaining to a Bid Loan made pursuant to an Absolute Rate Bid Loan Request would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day;

               (D) if the Company shall fail to give notice as provided above, the Company shall be deemed to have selected an Alternate Base Rate Loan to replace the affected Eurodollar Loan; and

               (E) any Interest Period in respect of any Loan that would otherwise extend beyond the Termination Date shall end on the Termination Date.

          "JPMCB": JPMorgan Chase Bank.

          "Lender": as defined in the first paragraph of this Agreement.

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "Loans": the collective reference to the Committed Rate Loans and the Bid Loans.

          "Majority Lenders": at any time, the Lenders whose Commitment Percentages hereunder aggregate in excess of 50%.

          "Material Adverse Effect": a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement or (c) the validity or enforceability of this Agreement or the rights or remedies of the Administrative Agent or the Lenders hereunder.

          "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Moody's": Moody's Investors Service, Inc.

          "Moody's Credit Rating": at any time, the rating level (it being understood that numerical modifiers and (+) (-) modifiers shall constitute rating levels) then assigned by Moody's to the Company's senior unsecured long-term debt.

          "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Participant": as defined in subsection 8.6(b).

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "Permitted Liens":

               1. Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Subsidiaries with significant operations outside of the

          United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of organization);

               2. carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

               3. pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

               4. deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

               5. any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

          "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": at any particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "Prime Rate" as defined in the definition of Alternate Base Rate.

          "Properties": as defined in subsection 3.10(a).

          "Purchasing Lenders": as defined in subsection 8.6(c).

          "Rating Period": at any time, any of the Category A Period, the Category B Period, the Category C Period, the Category D Period, the Category E Period or the Category F Period as then in effect.

          "Reference Lenders": JPMCB and Citicorp North America, Inc.

          "Register": as defined in subsection 8.6(d).

          "Reorganization": with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

          "Replaced Lender" and "Replacement Lender": each as defined in subsection 2.18.

          "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .22, .23, .25, .27, or .28 of PBGC Reg.ss.4043.

          "Requirement of Law": as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer": the Executive Vice President and CFO, the Treasurer, the Comptroller, the Assistant Comptroller or the Assistant Treasurer of the Company.

          "S&P": Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc.

          "S&P Credit Rating": at any time, the rating level (it being understood that numerical modifiers and (+) (-) modifiers shall constitute rating levels) then assigned by S&P to the Company's senior unsecured long-term debt.

          "SEC": the Securities and Exchange Commission (and any successor thereto).

          "Short-Term Ratings": at any time, the rating level then assigned by each of S&P, Moody's and Fitch to the Company's senior unsecured short-term debt.

          "Significant Subsidiary": any Subsidiary that satisfies the requirements of Rule 1-02(w) of Regulation S-X as adopted by the SEC under the provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934 as in force on the date of this Agreement.

          "Significant Usage Period": any date on which the Aggregate Loans plus the aggregate outstanding principal amount of the loans under the 3-Year Credit Agreement exceed 25% of the Aggregate Facilities Commitments.

          "Single Employer Plan": any Plan which is subject to Title IV of ERISA, but is not a Multiemployer Plan.

          "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company. Notwithstanding the foregoing, Unrestricted Subsidiaries shall not be considered Subsidiaries of the Company for purposes of this Agreement, except that any Unrestricted Subsidiary shall be treated as a consolidated Subsidiary of the Company for purposes of calculating compliance with subsection 5.9 (and the definitions required to make such calculations) until such time as the Company certifies to the Administrative Agent that with respect to such Unrestricted Subsidiary, (x) the Company no longer desires to treat such Person as a consolidated Subsidiary for such purpose and (y) no creditor of such Person has recourse (whether pursuant to a guaranty or similar arrangement, or otherwise) to the Company or any of its Significant Subsidiaries with respect to any material obligations of such Person.

          "Syndication Agent": as defined in the first paragraph of this Agreement.

          "Taxes": as defined in subsection 2.17(a).

          "Termination Date": the earlier of (a) the fifth anniversary of the Effective Date and (b) the date on which the Commitments shall terminate in accordance with the provisions of this Agreement.

          "Three-Month Secondary C/D Rate": as defined in the definition of Alternate Base Rate.

          "3-Year Credit Agreement": the Credit Agreement, dated as of March 3, 2003, among the Company, the lenders party thereto, JPMCB, as administrative agent and Citibank, N.A., as syndication agent, as in effect from time to time.

          "3-Year Credit Agreement Amendment": the First Amendment to the 3-Year Credit Agreement, dated as of February 11, 2004, among the Company, the lenders party thereto, JPMCB, as administrative agent and Citibank, N.A., as syndication agent.

          "Tier I": at any time when at least two of the Short-Term Ratings are at or above the A-1, P-1 or F-1 levels.

          "Tranche": the collective reference to Eurodollar Loans whose Interest Periods begin and end on the same day.

          "Transferee": as defined in subsection 8.6(f).

          "Transfer Effective Date": as defined in each Commitment Transfer Supplement.

          "2.17 Certificate": as defined in subsection 2.17(b).

          "Type": as to any Loan, its nature as an Alternate Base Rate Loan or Eurodollar Loan, as the case may be.

          "Unrestricted Subsidiary": Any Person designated by the Company, in each case so long as (i) a majority of the equity interests are owned by the Company and its Subsidiaries and (ii) the Company and its Subsidiaries are unable to exercise control over such Person without material restriction.

     1.2 Other Definitional Provisions.
         ------------------------------

          (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     SECTION 2.  THE COMMITTED RATE LOANS; THE BID LOANS; AMOUNT AND TERMS

     2.1 The Committed Rate Loans.
         -------------------------

          (a) During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make loans (individually, a "Committed Rate Loan") to the Company from time to time in an aggregate principal amount at any one time outstanding not to exceed (after giving effect to the simultaneous use of the proceeds thereof to repay Loans) such Lender's Commitment, provided that no Committed Rate Loan shall be made hereunder which would result in the Aggregate Loans (after giving effect to the simultaneous use of the proceeds thereof to repay Loans) being in excess of the Aggregate Commitments then in effect. The Company may use the Commitments to borrow, repay and reborrow Committed Rate Loans from time to time during the Commitment Period, all in accordance with the terms and conditions hereof.

          (b) The Committed Rate Loans may be (i) Eurodollar Loans, (ii) Alternate Base Rate Loans or (iii) a combination thereof.

          (c) The Company may borrow Committed Rate Loans on any Business Day; provided, however, that the Company, shall give the Administrative Agent irrevocable notice thereof (which notice must be received by the Administrative Agent (i) prior to 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans and (ii) prior to 11:00 A.M., New York City time, on the requested Borrowing Date, in the case of Alternate Base Rate Loans). Each such notice shall be given by facsimile transmission substantially in the form of Exhibit A (with appropriate insertions) or shall be given by telephone (specifying the information set forth in Exhibit A) promptly confirmed by notice given by facsimile transmission substantially in the form of Exhibit A (with appropriate insertions). On the day of receipt of any such notice from the Company, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its share of each borrowing available to the Administrative Agent for the account of the Company at the office of the Administrative Agent set forth in subsection 8.2 by 11:00 A.M. (or 3:00 P.M., in the case of Alternate Base Rate Loans), New York City time, on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent as the Administrative Agent may direct. The proceeds of all such Committed Rate Loans will then be promptly made available to the Company by the Administrative Agent at the office of the Administrative Agent specified in subsection 8.2 by crediting the account of the Company on the books of such office of the Administrative Agent with the aggregate of the amount made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          (d) All Committed Rate Loans shall be due and payable upon the Termination Date.

     2.2  The Bid Loans.
          --------------

          (a) The Company may borrow Bid Loans from time to time on any Business Day during the Commitment Period in the manner set forth in this subsection and in amounts such that the Aggregate Loans at any time outstanding shall not exceed (after giving effect to the simultaneous use of the proceeds thereof to repay Loans) the Aggregate Commitments at such time, provided, however, that the aggregate principal amount of the outstanding Bid Loans of a Bid Loan Lender may (but shall not be required to) exceed its Commitment.

          (b) (i) The Company shall request Bid Loans by delivering a Bid Loan Request to the Administrative Agent, not later than 12:00 Noon (New York City time) four Business Days prior to the proposed Bid Loan Date (in the case of an Index Rate Bid Loan Request), and not later than 10:00 A.M. (New York City time) one Business Day prior to the proposed Bid Loan Date (in the case of an Absolute Rate Bid Loan Request). Each Bid Loan Request may solicit bids for Bid Loans in an aggregate principal amount of $50,000,000 or an integral multiple of $5,000,000 in excess thereof and for not more than three alternative Interest Periods for such Bid Loans. The Interest Period for each Bid Loan shall end not less than 7 days (one month in the case of Index Rate Bid Loans) nor more than 180 days (six months in the case of Index Rate Bid Loans) after the Bid Loan Date therefor (and in any event subject to the proviso to the definition of "Interest Period" in subsection 1.1). The Administrative Agent shall promptly notify each Bid Loan Lender by facsimile transmission of the contents of each Bid Loan Request received by it.

               (ii) In the case of an Index Rate Bid Loan Request, upon receipt of notice from the Administrative Agent of the contents of such Bid Loan Request, any Bid Loan Lender that elects, in its sole discretion, to do so, shall irrevocably offer to make one or more Bid Loans to the Company at the Applicable Index Rate plus or minus a margin for each such Bid Loan determined by such Bid Loan Lender, in its sole discretion. Any such irrevocable offer shall be made by delivering a Bid Loan Offer to the Administrative Agent before 10:30 A.M. (New York City time) three Business Days before the proposed Bid Loan Date, setting forth the maximum amount of Bid Loans for each Interest Period, and the aggregate maximum amount for all Interest Periods, which such Lender would be willing to make (which amount may, subject to subsection 2.2(a), exceed such Lender's Commitment) and the margin above or below the

          Applicable Index Rate at which such Bid Loan Lender is willing to make each such Bid Loan; the Administrative Agent shall advise the Company before 11:15 A.M. (New York City time) three Business Days before the proposed Bid Loan Date of the contents of each such Bid Loan Offer received by it. If the Administrative Agent in its capacity as a Bid Loan Lender shall, in its sole discretion, elect to make any such offer, it shall advise the Company of the contents of its Bid Loan Offer before 10:15 A.M. (New York City time) three Business Days before the proposed Bid Loan Date.

               (iii) In the case of an Absolute Rate Bid Loan Request, upon receipt of notice from the Administrative Agent of the contents of such Bid Loan Request, any Bid Loan Lender that elects, in its sole discretion, to do so, shall irrevocably offer to make one or more Bid Loans to the Company at a rate or rates of interest for each such Bid Loan determined by such Bid Loan Lender in its sole discretion. Any such irrevocable offer shall be made by delivering a Bid Loan Offer to the Administrative Agent before 9:30 A.M. (New York City time) on the proposed Bid Loan Date, setting forth the maximum amount of Bid Loans for each Interest Period, and the aggregate maximum amount for all Interest Periods, which such Bid Loan Lender would be willing to make (which amount may, subject to subsection 2.2(a), exceed such Bid Loan Lender's Commitment) and the rate or rates of interest at which such Bid Loan Lender is willing to make each such Bid Loan; the Administrative Agent shall advise the Company before 10:15 A.M. (New York City time) on the proposed Bid Loan Date of the contents of each such Bid Loan Offer received by it. If the Administrative Agent in its capacity as a Bid Loan Lender shall, in its sole discretion, elect to make any such offer, it shall advise the Company of the contents of its Bid Loan Offer before 9:15 A.M. (New York City time) on the proposed Bid Loan Date.

               (iv) The Company shall before 11:45 A.M. (New York City time) three Business Days before the proposed Bid Loan Date (in the case of Bid Loans requested by an Index Rate Bid Loan Request) and before 10:45 A.M. (New York City time) on the proposed Bid Loan Date (in the case of Bid Loans requested by an Absolute Rate Bid Loan Request) either, in its absolute discretion:

                    (A) cancel such Bid Loan Request by giving the
               Administrative Agent telephone notice to that effect, or

                    (B) accept one or more of the offers made by any Bid Loan
               Lender or Bid Loan Lenders pursuant to clause (ii) or clause
               (iii) above, as the case may be, by giving telephone notice to the Administrative Agent (immediately confirmed by delivery to the Administrative Agent of a Bid Loan Confirmation) of the amount of Bid Loans for each relevant Interest Period to be made by each Bid Loan Lender (which amount shall be equal to or less than the maximum amount for such Interest Period specified in the Bid Loan Offer of such Bid Loan Lender, and for all Interest Periods included in such Bid Loan Offer shall be equal to or less than the aggregate maximum amount specified in such Bid Loan Offer for all such Interest Periods) and reject any remaining offers made by Bid Loan Lenders pursuant to clause (ii) or clause
               (iii) above, as the case may be; provided, however, that (x) the Company may not accept offers for Bid Loans for any Interest Period in an aggregate principal amount in excess of the maximum principal amount requested for such Interest Period in the related Bid Loan Request, (y) if the

               Company accepts any of such offers, it must accept offers strictly based upon pricing for such relevant Interest Period and no other criteria whatsoever and (z) if two or more Bid Loan Lenders submit offers for any Interest Period at identical pricing and the Company accepts any of such offers but does not wish to borrow the total amount offered by such Bid Loan Lenders with such identical pricing, the Company shall accept offers from all of such Bid Loan Lenders in amounts allocated among them pro rata according to the amounts offered by such Bid Loan Lenders (or as nearly pro rata as shall be practicable, after giving effect to the requirement that Bid Loans made by a Bid Loan Lender on a Bid Loan Date for each relevant Interest Period shall be in a principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof).

               (v) If the Company notifies the Administrative Agent that a Bid Loan Request is cancelled pursuant to clause (iv)(A) above, the Administrative Agent shall give prompt telephone notice thereof to the Bid Loan Lenders, and the Bid Loans requested thereby shall not be made.

               (vi) If the Company accepts pursuant to clause (iv)(B) above one or more of the offers made by any Bid Loan Lender or Bid Loan Lenders, the Administrative Agent shall promptly notify by telephone each Bid Loan Lender which has made such an offer of the aggregate amount of such Bid Loans to be made on such Bid Loan Date for each Interest Period and of the acceptance or rejection of any offers to make such Bid Loans made by such Bid Loan Lender. Each Bid Loan Lender which is to make a Bid Loan shall, before 12:00 Noon (New York City time) on the Bid Loan Date specified in the Bid Loan Request applicable thereto, make available to the Administrative Agent at its office set forth in subsection 8.2 the amount of Bid Loans to be made by such Bid Loan Lender, in immediately available funds. The Administrative Agent will make such funds available to the Company promptly on such date at the Administrative Agent's aforesaid address. As soon as practicable after each Bid Loan Date, the Administrative Agent shall notify each Lender of the aggregate amount of Bid Loans advanced on such Bid Loan Date and the respective Interest Periods therefor.

          (c) Within the limits and on the conditions set forth in this subsection, the Company may from time to time borrow under this subsection, repay pursuant to paragraph (d) below, and reborrow under this subsection.

          (d) The Company shall repay to the Administrative Agent for the account of each Bid Loan Lender which has made a Bid Loan to it on the last day of the Interest Period for such Bid Loan (such Interest Period being that specified by the Company for repayment of such Bid Loan in the related Bid Loan Request) the then unpaid principal amount of such Bid Loan. The Company shall not have the right to prepay any principal amount of any Bid Loan without the prior consent of the Bid Loan Lender with respect thereto.

          (e) The Company shall pay interest on the unpaid principal amount of each Bid Loan made to it from the applicable Bid Loan Date to the stated maturity date thereof, at the rate of interest determined pursuant to paragraph (b) above (calculated on the basis of a 360 day year for actual days elapsed), payable on the interest payment date or dates specified by the Company for such Bid Loan in the related Bid Loan Request. If all or a portion of the principal amount of any Bid Loan or any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, without limiting any rights of any Lender under this Agreement, bear interest at a rate per annum which is (x) in the case of overdue principal, 2% above the rate which would otherwise be applicable to such Bid Loan until the scheduled maturity date with respect thereto and for each day thereafter at a rate per annum which is 2% above the Alternate Base Rate or
     (y) in the case of overdue interest, 2% above the Alternate Base Rate plus the Applicable Margin, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

     2.3  Denomination of Committed Rate Loans.
          -------------------------------------

          Each borrowing of Committed Rate Loans shall be in an aggregate principal amount of $50,000,000 or a whole multiple of $5,000,000 in excess thereof.

     2.4  Fees.
          -----

          The Company agrees to pay to the Administrative Agent, for the ratable benefit of the Lenders, a facility fee (the "Facility Fee") in an amount equal to the Facility Fee Percentage, of the Aggregate Commitments from and including the Effective Date to but excluding the Termination Date, payable quarterly in arrears on the last day of each March, June, September and December, and on the Termination Date. Such quarterly payment made hereunder shall be a payment in consideration for holding open the availability of the Commitments or making the Loans for the quarterly period completed on the date payment is due.

     2.5  Changes of Commitments.
          -----------------------

          (a) The Company shall have the right to terminate or reduce the unused portion of the Commitments at any time or from time to time upon not less than three Business Days' prior notice to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall be in a minimum amount of $50,000,000 or a whole multiple of $5,000,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Administrative Agent, provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Committed Rate Loans made on the effective date thereof, the then outstanding principal amount of the Aggregate Loans would exceed the Aggregate Commitments then in effect.

          (b) The Commitments once terminated or reduced pursuant to this subsection may not be reinstated.

     2.6  Optional Prepayments.
          ---------------------

          (a) The Company may prepay Committed Rate Loans or (with the consent of the Bid Loan Lender in respect thereof) Bid Loans upon receipt by the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) of irrevocable notice from the Company prior to 11:30 A.M. (New York City time) on the date of such prepayment.

          (b) If any Eurodollar Loan shall be prepaid on any day under this subsection 2.6 other than the last day of the Interest Period applicable thereto, or prior to the conversion thereof if a notice of conversion has been delivered with respect thereto pursuant to subsection 2.9, the Company shall, on the date of such payment, also pay all interest accrued on such Eurodollar Loan to the date of such payment and all amounts payable pursuant to subsection 2.16 in connection therewith.

     2.7  Minimum Principal Amount of Tranches.
          -------------------------------------

          All borrowings, payments and prepayments in respect of Committed Rate Loans shall be in such amounts and be made pursuant to such elections so that after giving effect thereto the aggregate principal amount of the Committed Rate Loans comprising any Tranche shall not be less than $50,000,000 or a whole multiple of $5,000,000 in excess thereof.

     2.8  Committed Rate Loan Interest Rates and Payment Dates.
          -----------------------------------------------------

          (a) Each Committed Rate Loan comprising each Eurodollar Tranche shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) The Alternate Base Rate Loans shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

          (c) If all or a portion of the principal amount of any Committed Rate Loan which is a Eurodollar Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount of such Committed Rate Loan shall be converted to an Alternate Base Rate Loan at the end of the Interest Period applicable thereto.

          (d) If all or a portion of (i) the principal amount of any Committed Rate Loan, (ii) any interest payable thereon or (iii) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of overdue interest, fees or other amounts, the rate described in paragraph
     (b) of this subsection plus 2%, in each case from the date of such non-payment until such amount is paid in full (after as well as before judgment).

          (e) Interest on each Committed Rate Loan shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (d) of this subsection shall be payable from time to time on demand.

     2.9 Conversion Options.
         -------------------

          (a) The Company may elect from time to time to convert Alternate Base Rate Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable written notice of such election received by the Administrative Agent prior to 12:00 Noon, New York City time, three Business Days prior to the proposed conversion date. The Company may elect from time to time to convert Eurodollar Loans to Alternate Base Rate Loans by giving the Administrative Agent prior irrevocable notice of such election received by the Administrative Agent prior to 12:00 Noon, New York City time, one Business Day prior to the proposed conversion date. If the date upon which an Alternative Base Rate Loan is to be converted to a Eurodollar Loan is not a Business Day in London, then such conversion shall be made on the next succeeding Business Day in London and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. All or any part of outstanding Eurodollar Loans and Alternate Base

     Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent or the Majority Lenders have determined that such conversion is not appropriate and (ii) partial conversions shall be in an aggregate principal amount of $50,000,000 or a whole multiple of $5,000,000 in excess thereof.

          (b) Any Eurodollar Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Company with the notice provisions contained in subsection 2.9(a); provided, that no Eurodollar Loan may be continued as such when any Default or Event of Default has occurred and is continuing, and the Administrative Agent or the Majority Lenders have determined that such a continuation is not appropriate, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan on the last day of the then current Interest Period with respect thereto.

     2.10 Computation of Interest and Fees.
          ---------------------------------

          (a) Interest payable hereunder with respect to Alternate Base Rate Loans shall be calculated on the basis of a year of 365/6 days for the actual days elapsed. All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of each determination of a Eurodollar Rate on the Business Day of the determination thereof. Any change in the interest rate on a Committed Rate Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of the effective date and the amount of each such change.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations and the computations used by the Administrative Agent in determining any interest rate.

          (c) If any Reference Lender's Commitment shall terminate for any reason whatsoever (otherwise than with termination of all the Commitments), such Reference Lender shall thereupon cease to be a Reference Lender, and if for any reason there shall cease to be at least two Reference Lenders, then the Administrative Agent (after consultation with the Company and the Lenders) shall, by notice to the Company and the Lenders, designate another Lender as a Reference Lender (who shall be reasonably acceptable to the Company) so that there shall at all times be at least two Reference Lenders.

          (d) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent when and as contemplated hereby. If any of the Reference Lenders shall be unable or otherwise fails to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of subsection 2.13, be determined on the basis of the quotations of the remaining Reference Lenders or Reference Lender.

     2.11 Pro Rata Treatment, Payments and Evidence of Debt.
          --------------------------------------------------

          (a) Each borrowing of Committed Rate Loans and any reduction of the Commitments shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment by the Company under this Agreement shall be applied, first, to any fees then due and owing by the Company pursuant to subsection 2.4, second, to interest then due and owing in respect of the Loans and, third, to principal then due and owing in respect of the Loans. Each payment by the Company on account of any fees pursuant to subsection 2.4 shall be made pro rata in accordance with the respective amounts due and owing. Each payment (other than prepayments) by the Company on account of principal of and interest on the Committed Rate Loans shall be made pro rata according to the respective amounts due and owing. Each prepayment on account of principal of the Loans (except to the extent designated to be applied to Bid Loans) shall be applied, first, to such of the Committed Rate Loans as the Company may designate (to be applied pro rata among the Lenders), and, second, after all Committed Rate Loans shall have been paid in full, to Bid Loans, pro rata according to the respective amounts outstanding; provided, that prepayments made pursuant to subsection 2.14 shall be applied in accordance with such subsection; and provided further that nothing herein shall be deemed to permit optional prepayments on account of Bid Loans without the prior consent of the Bid Loan Lender with respect thereto.

          (b) All payments (including prepayments) to be made by the Company on account of principal, interest and fees shall be made without defense, set-off or counterclaim (except as provided in subsection 2.17(b)) and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's office specified in subsection 8.2 in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans or Index Rate Bid Loans payable on the next preceding Business Day as a result of the following sentence) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan or an Index Rate Bid Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

          (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof. The entries made in the accounts maintained pursuant to the two preceding sentences shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Loans in accordance with the terms of this Agreement.

          (d) Any Lender (including any Replacement Lender) may request that Loans made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form reasonably satisfactory to the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to subsection 8.6) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     2.12 Non-Receipt of Funds by the Administrative Agent.
          -------------------------------------------------

          (a) Unless the Administrative Agent shall have been notified by a Lender prior to the time a Committed Rate Loan is to be made by such Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Committed Rate Loan available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent at such time, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Company a corresponding amount. If such amount is made available to the Administrative Agent on a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times (ii) the amount of such Lender's Commitment Percentage of such borrowing, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. If such Lender's Commitment Percentage is not in fact made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder, on demand, from the Company.

          (b) Unless the Administrative Agent shall have been notified by the Company prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that the Company does not intend to make such payment, the Administrative Agent may assume that the Company has made such payment when due, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if the Company has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, repay to the Administrative Agent the amount made available to such Lender. If such amount is repaid to the Administrative Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times (ii) the amount made available to such Lender by the Administrative Agent pursuant to this paragraph (b), times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date on which such amount was made available to such Lender to the date on which such amount shall have been repaid to the Administrative Agent by such Lender and become immediately available to the Administrative Agent and the denominator of which is 360.

          (c) A certificate of the Administrative Agent submitted to the Company or any Lender with respect to any amount owing under this subsection shall be conclusive in the absence of manifest error.

     2.13 Inability to Determine Interest Rate.
          -------------------------------------

          (a) Notwithstanding any other provision of this Agreement, if (i) the Administrative Agent reasonably determines that, for any reason whatsoever, a rate for Eurodollar Loans cannot be determined as provided in the definition of Eurodollar Rate for any Interest Period or (ii) the Majority Lenders shall determine (which determination shall be conclusive) that the rates for the purpose of computing the Eurodollar Rate do not adequately and fairly reflect the cost to such Lenders of funding Eurodollar Loans that the Company has requested be outstanding as a Eurodollar Tranche during such Interest Period, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Company and the Lenders at least two Business Days prior to the first day of such Interest Period. Unless the Company shall have notified the Administrative Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such Eurodollar Loans, any Loans that were requested to be made as Eurodollar Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as Eurodollar Loans shall be converted into Alternate Base Rate Loans. Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, Eurodollar Loans.

          (b) In the event that the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period with respect to a proposed Bid Loan to be made pursuant to an Index Rate Bid Loan Request, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Company and the Bid Loan Lenders at least two Business Days prior to the proposed Bid Loan Date, and such Bid Loans shall not be made on such Bid Loan Date. Until any such notice has been withdrawn by the Administrative Agent, no further Index Rate Bid Loan Requests shall be submitted by the Company.

     2.14 Illegality.
          -----------

          Notwithstanding any other provision of this Agreement, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any relevant Governmental Authority to any Lender shall make it unlawful for such Lender to make or maintain Eurodollar Loans as contemplated by this Agreement or to obtain in the interbank eurodollar market the funds with which to make such Loans, (a) such Lender shall promptly notify the Administrative Agent and the Company thereof, (b) the commitment of such Lender hereunder to make Eurodollar Loans or continue Eurodollar Loans as such shall forthwith be cancelled and (c) such Lender's Committed Rate Loans then outstanding as Eurodollar Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law into Alternate Base Rate Loans. The Company hereby agrees promptly to pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs reasonably incurred by such Lender in making any repayment in accordance with this subsection including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Company shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts to avoid or to minimize any amounts which may otherwise be payable pursuant to this subsection; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.

     2.15 Requirements of Law.
          --------------------

          (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise covered by subsection 2.15(b); or

               (ii) does or shall impose on such Lender any other condition;

     and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining Loans or to reduce any amount receivable hereunder, then, in any such case, the Company shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender reasonably deems to be material as determined by such Lender with respect to its Eurodollar Loans; provided however, that the Company shall have no obligation under this subsection 2.15 to pay such Lender any additional amounts with respect to any such additional cost or reduced amount receivable resulting from taxes addressed in subsection 2.17. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Company shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts to avoid or to minimize any amounts which might otherwise be payable pursuant to this paragraph of this subsection; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.

          (b) In addition to amounts which may become payable from time to time pursuant to paragraph (a) of this subsection, the Company agrees to pay to each Lender which requests compensation under this paragraph (b) (by notice to the Company), on the last day of each Interest Period with respect to any Eurodollar Loan made by such Lender, so long as such Lender shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System (or, so long as such Lender may be required by such Board of Governors or by any other Governmental Authority to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any Eurodollar Loans), an additional amount (determined by such Lender and notified to the Company) representing such Lender's calculation or, if an accurate calculation is impracticable, reasonable estimate

     (using such reasonable means of allocation as such Lender shall determine) of the actual costs, if any, incurred by such Lender during such Interest Period as a result of the applicability of the foregoing reserves to such Eurodollar Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period:

               (i) the principal amount of the Eurodollar Loans made by such Lender to which such Interest Period relates outstanding on such day; and

               (ii) the difference between (x) a fraction (expressed as a decimal) the numerator of which is the Eurodollar Rate (expressed as a decimal) applicable to such Eurodollar Loan and the denominator of which is one minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by such Board of Governors or other Governmental Authority on such date minus (y) such numerator; and

               (iii) a fraction the numerator of which is one and the denominator of which is 360.

          (c) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender, the Company shall pay to such Lender such additional amount as shall be certified by such Lender as being required to compensate it for such reduction.

          (d) Notwithstanding anything to the contrary contained herein, the Company shall not have any obligation to pay to any Lender amounts owing under this subsection 2.15 for any period which is more than 60 days prior to the date upon which the request for payment therefor is delivered to the Company; provided that in no event shall the Company have any obligation to pay to any Lender amounts owing under subsection 2.15(b) for any period which is prior to the commencement of the Interest Period in effect at the time a demand for payment is made by such Lender.

          (e) The agreements in this subsection shall survive the termination of this Agreement and payment of the Loans and all other amounts payable hereunder.

     2.16 Indemnity.
          ----------

          The Company hereby agrees to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Company in payment of the principal amount of or interest on any Loan by such Lender in accordance with the terms of subsections 2.1(d), 2.2(d), 2.2(e) and 2.8(e), as the case may be, (b) default by the Company in making a borrowing after the Company has given a notice in accordance with subsection 2.1 or 2.2,
     (c) default by the

     Company in making any prepayment after the Company has given a notice in accordance with subsection 2.6 and/or (d) the making by the Company of a prepayment of a Committed Rate Loan (including without limitation, any prepayment of an Alternate Base Rate Loan after notice of conversion to a Eurodollar Loan has been delivered with respect thereto pursuant to subsection 2.9), or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder. A certificate as to any additional amounts payable pursuant to this subsection submitted by any Lender, through the Administrative Agent, to the Company (which certificate must be delivered to the Administrative Agent within thirty days following such default, prepayment or conversion) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive termination of this Agreement and payment of the Loans and all other amounts payable hereunder.

     2.17 Taxes.
          ------

          (a) All payments made by the Company hereunder will be, except as provided in subsection 2.17(b), made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or net profits of a Lender (or franchise, capital or other similar taxes imposed in lieu of a tax on net income or net profits), pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Company agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, after withholding or deduction for or on account of any Taxes, will not be less than the amount that would have been paid had no such withholding or deduction of Taxes been made. The Company will furnish to the Administrative Agent as soon as practicable after the date the payment of any Taxes is due pursuant to applicable law certified copies (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Company. The Company agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States federal income tax purposes agrees to deliver to the Company and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to subsection 8.6(c) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN (with respect to the benefit of any income tax treaty) (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement, or (ii) if the Lender is not a "bank" within the meaning of
     Section 881(c)(3)(A) of the Code, either Internal Revenue Service Form W-8ECI or

     W-8BEN (with respect to the benefit of any income tax treaty) pursuant to clause (i) above, or (x) a certificate substantially in the form of Exhibit C (any such certificate, a "2.17 Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exception under Sections 871(h) or 881(c) of the Code) (or successor form) certifying to such Lender's entitlement to an exemption from United States withholding tax with respect to payments of interest to be made under this Agreement. In addition, each Lender agrees that it will deliver upon the Company's request updated versions of the foregoing, as applicable, whenever the previous certification has become obsolete or inaccurate in any material respect, together with such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement, or it shall immediately notify the Company and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this subsection 2.17(b). Notwithstanding anything to the contrary contained in subsection 2.17(a), but subject to the immediately succeeding sentence, (x) the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States federal income tax purposes and (y) the Company shall not be obligated pursuant to subsection 2.17(a) hereof to gross-up payments to be made to or otherwise indemnify a Lender in respect of such Taxes to the extent that such Lender has not provided to the Company U.S. Internal Revenue Service Forms (and, if applicable, a 2.17 Certificate) that establish a complete exemption from such deduction or withholding. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this subsection 2.17, the Company agrees to pay additional amounts and to indemnify each Lender in the manner set forth in subsection 2.17(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of the incremental amount of Taxes deducted or withheld or required to be deducted or withheld by it as a result of any changes after the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to subsection 8.6(c), after the date of such assignment or transfer to such Lender, in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes even if such Lender is unable, as a result of such changes, to deliver the forms or 2.17 Certificate described in clause (i) or (ii) of the first sentence of this subsection 2.17(b).

          (c) Each Lender agrees to use reasonable efforts (including reasonable efforts to change its lending office) to avoid or to minimize any amounts which might otherwise be payable pursuant to this subsection; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.

          (d) If the Company pays any additional amount pursuant to this subsection 2.17 with respect to a Lender, such Lender shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; provided that such Lender shall have no obligation to use such reasonable efforts if either (i) it is in an excess foreign tax credit position or (ii) it believes in good faith, in its sole discretion, that claiming a refund or credit would cause adverse tax consequences to it. In the event that such Lender receives such a refund or credit, such Lender shall pay to the Company an amount that such Lender reasonably determines is equal to the net tax benefit obtained by such Lender as a result of such payment by the Company. In the event that no refund or credit is obtained with respect to the Company's payments to such Lender pursuant to this subsection 2.17, then such Lender shall provide a certification that such Lender has not received a refund or credit for such payments. Nothing contained in this subsection
     2.17 shall require a Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount or the basis of its determination referred to in the proviso to the first sentence of this subsection 2.17(d) to the Company or any other party.

          (e) The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.18 Replacement of Lenders.
          -----------------------

          In the event that any Lender shall submit a request for additional reimbursement under subsection 2.15(a), (b) or (c) or subsection 2.17, the Company shall have the right to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferee or Transferees, (collectively, the "Replacement Lender") reasonably acceptable to the Administrative Agent, provided that:

               (i) at the time of any replacement pursuant to this subsection 2.18, the Replacement Lender shall enter into one or more Commitment Transfer Supplements pursuant to subsection 8.6(c) (and with all fees payable pursuant to subsection 8.6(e) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Committed Rate Loans of the Replaced Lender hereunder and (if the Company so requests) under the 3-Year Credit Agreement, and in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (x) an amount equal to the principal of, and all accrued but unpaid interest on, all outstanding Committed Rate Loans of the Replaced Lender hereunder and thereunder, and (y) an amount equal to all accrued but unpaid Facility Fees (if any) owing to the Replaced Lender pursuant to subsection 2.4 hereof and thereof; and

               (ii) all obligations of the Company owing to the Replaced Lender hereunder and (if the Company so requests) under the 3-Year Credit Agreement (including the aforesaid increased fees but other than (x) those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid and (y) accrued but not due interest on, and the principal of, all Bid Loans of the Replaced Bank then outstanding (which will be paid when and as due by the Company)) shall be paid in full to such Replaced Lender by the Company concurrently with such replacement; provided, that, no such payment shall be required in respect of periods commencing (x) prior to the commencement of the Interest Period in respect of which such payment is sought, in the case of any payment pursuant to subsection 2.15(b), or (y) prior to the date which is 60 days prior to the date of such payment request, in all other cases.

          The Company will also be required to provide reimbursement to such Replaced Lender for any additional amounts owing pursuant to subsection 2.15(a), (b) or (c) or subsection

     2.17 for the period subsequent to such request through the date of such replacement. Upon the execution of the respective Commitment Transfer Supplements and the payment of amounts referred to in clauses (i) and (ii) above, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (and the obligation, if any, owed it in respect of any outstanding Bid Loan), which shall survive as to such Replaced Lender. The Administrative Agent agrees with the Company to use diligent efforts to assist the Company in locating any necessary Replacement Lender.

     SECTION 3.  REPRESENTATIONS AND WARRANTIES

     To induce the Lenders to enter into this Agreement and to make the Loans herein provided for, the Company hereby represents and warrants to the Administrative Agent and to each Lender that:

     3.1  Financial Condition.
          --------------------

          The consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 2002 and as at September 30, 2003 and the related consolidated statements of income and of cash flows for the fiscal year or nine-month period ended on such date, reported on (in the case of such annual statements) by PricewaterhouseCoopers LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year or nine-month period then ended, subject in the case of the September 30, 2003 statements to normal year-end adjustments. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein). Neither the Company nor any of its consolidated Subsidiaries had, at the date of the balance sheets referred to above, any material Guarantee Obligation, contingent liabilities or liability for taxes, long-term lease or unusual forward or long-term commitment, including, without limitation, any material interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto.

     3.2  No Change.
          ----------

          Since December 31, 2002, there has been no development or event which has had a Material Adverse Effect.

     3.3  Existence; Compliance with Law.
          -------------------------------

          Each of the Company and its Significant Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate, limited liability company or partnership power and authority and the legal right to own and operate all its material property, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation, limited liability company or partnership and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing would not, in the aggregate, have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     3.4  Power; Authorization; Enforceable Obligations.
          ----------------------------------------------

          The Company has full power and authority and the legal right to make, deliver and perform this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of this Agreement by the Company or with the validity or enforceability of this Agreement against the Company. This Agreement has been duly executed and delivered on behalf of the Company. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     3.5  No Legal Bar; No Default.
          -------------------------

          The execution, delivery and performance of this Agreement, the borrowings thereunder and the use of the proceeds of the Loans will not violate any Requirement of Law or any Contractual Obligation of the Company or its Significant Subsidiaries, and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation. Neither the Company nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     3.6  No Material Litigation.
          -----------------------

          No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement or any Loan or any of the transactions contemplated hereby or (b) except as previously disclosed in filings with the SEC, which would reasonably be expected to have a Material Adverse Effect.

     3.7  Investment Company Act.
          -----------------------

          The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     3.8  Federal Regulations.
          --------------------

          No part of the proceeds of any Loan hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of any such proceeds shall be used to purchase or carry any "Margin Stock", as that term is defined in said Regulation U.

     3.9  ERISA.
          ------

          Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except to the extent that any such occurrence or failure to comply would not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period which would reasonably be expected to have a Material Adverse Effect. Except for the Company's Supplemental Executive Retirement Plan, the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan which would reasonably be expected to have a Material Adverse Effect.

     3.10 Environmental Matters.
          ----------------------

          Except to the extent that all of the following, in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

          (a) To the best knowledge of the Company, the facilities and properties owned, leased or operated by the Company or any of its Subsidiaries (the "Properties") do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) could give rise to liability under, any Environmental Law.

          (b) To the best knowledge of the Company, the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Company or any of its Subsidiaries (the "Business").

          (c) Neither the Company nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Company have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) To the best knowledge of the Company, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company, threatened, under any Environmental Law to which the Company or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

          (f) To the best knowledge of the Company, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Company or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

     3.11 Purpose of Loans.
          -----------------

          This Agreement, and/or the proceeds of the Loans, will be used (i) to support commercial paper and (ii) for the Company's general corporate and working capital purposes.

     3.12 Restrictions on Subsidiaries.
          -----------------------------

          There are no restrictions on the Company or any of its Subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets
     (x) between the Company and any of its Subsidiaries or (y) between any Subsidiaries of the Company, other than (i) applicable restrictions of law imposed on Subsidiaries by the jurisdictions in which such Subsidiaries are incorporated or do business or (ii) other restrictions which, in the aggregate, do not encumber a material amount of cash or other assets.

     SECTION 4.  CONDITIONS PRECEDENT

     4.1  Conditions to Effective Date.
          -----------------------------

          This Agreement shall become effective upon the satisfaction of the following conditions precedent:

          (a) Execution of Agreement. The Administrative Agent shall have received one or more counterparts of this Agreement, executed by a duly authorized officer of each party hereto.

          (b) Officer's Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of a duly authorized officer of the Company, dated the Effective Date, substantially in the form of Exhibit H with appropriate insertions and attachments.

          (c) Legal Opinion of Counsel. The Administrative Agent shall have received, with a copy for each Lender, an opinion of William M. Haskel, Vice President and Associate General Counsel of the Company, dated the Effective Date and addressed to the Administrative Agent and the Lenders, substantially in the form of Exhibit I. Such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent shall reasonably require.

          (d) Fees. The Administrative Agent shall have received all fees due and payable on or prior to the Effective Date, and, to the extent invoiced at least two Business Days prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

          (e) Existing 364-Day Credit Agreement. All commitments under the Existing 364-Day Credit Agreement shall have terminated, and Loans under, and as defined in, the Existing 364-Day Credit Agreement (if any) shall have been repaid in full, together with all fees and other amounts owing thereunder.

          (f) Amendment to 3-Year Credit Agreement. The Amendment Effective Date under, and as defined in, the 3-Year Credit Agreement Amendment shall have occurred or shall concurrently occur.

          (g) Subsection 4.2 Conditions. The conditions specified in subsections 4.2(a) and (b) shall be satisfied on the Effective Date as if Loans were to be made on such date.

          (h) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

     4.2  Conditions to All Loans.
          ------------------------

          The obligation of each Lender to make any Loan to be made by it hereunder (including the initial Loan to be made by it hereunder) is subject to the satisfaction of the following conditions precedent on the date of making such Loan:

          (a) Representations and Warranties. The representations and warranties made by the Company herein (except for, in the case of any Loan made after the Effective Date, the representations and warranties set forth in subsections 3.2 and 3.6) or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Loan as if made on and as of such date.

          (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loan to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Agreement.

          (c) Additional Conditions to Bid Loans. If such Loan is made pursuant to subsection 2.2, all conditions set forth in such subsection shall have been satisfied.

          (d) Additional Conditions to Committed Rate Loans. If such Loan is made pursuant to subsection 2.1, all conditions set forth in such subsection shall have been satisfied.

          Each acceptance by the Company of a Loan shall be deemed to constitute a representation and warranty by the Company as of the date of such Loan that the applicable conditions in paragraphs (a), (b), (c) and/or (d) of this subsection have been satisfied.

     SECTION 5.  COVENANTS

          The Company hereby covenants and agrees that on the Effective Date, and thereafter for so long as this Agreement is in effect and until the Commitments have terminated and the Loans, together with interest, Facility Fees and all other amounts owing to the Administrative Agent or any Lender hereunder, are paid in full, the Company shall and, in the case of subsections 5.3, 5.4, 5.5 and 5.6, shall cause each of its Significant Subsidiaries to, and in the case of subsections 5.7, 5.8 and 5.10 shall cause each of its Subsidiaries to:

     5.1  Financial Statements.
          ---------------------

          Furnish to the Administrative Agent:

               (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows of the Company and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification, by PricewaterhouseCoopers LLP or another firm of independent certified public accountants of nationally recognized standing;

               (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Company, a copy of the Company's Report on Form 10-Q, as filed with the SEC; and

               (c) together with each financial statement delivered pursuant to clauses (a) and (b), any certification to the SEC of such financial statements by the Company's chief executive officer and chief financial officer, in each case to the extent required to be made publicly available as part of or accompanying such financial statements;

     all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or a Responsible Officer, as the case may be, and disclosed therein).

     5.2  Certificates; Other Information.
          --------------------------------

          Furnish to the Administrative Agent; provided that, with respect to any report, financial statement or other information required to be delivered pursuant to subsection 5.2(c) which has been filed with the SEC, such report, financial statement or other information shall be deemed to have been furnished by the Company to the Administrative Agent upon receipt of a written notice by the Administrative Agent from the Company stating that such report, financial statement or other information has been so filed with the SEC;

               (a) concurrently with the delivery of the financial statements referred to in subsection 5.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

               (b) concurrently with the delivery of the financial statements referred to in subsection 5.1(a) above and the Report on Form 10-Q for the Company's fiscal quarters referred to in subsection 5.1(b) above, a certificate of a Responsible Officer of the Company stating that, to the best of such Responsible Officer's knowledge, the Company during such period observed or performed all of its covenants and other agreements, and satisfied every material condition, contained in this Agreement to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any

          Default or Event of Default except as specified in such certificate and such certificate shall include the calculation required to indicate compliance with subsection 5.9;

               (c) within thirty days after the same are sent, copies of all reports (other than those otherwise provided pursuant to subsection
          5.1 and those which are of a promotional nature) and other financial information which the Company sends to its stockholders, and within thirty days after the same are filed, copies of all financial statements, non-confidential periodic reports and reports filed on Form 8-K which the Company may make to, or file with, the SEC or any analogous Governmental Authority (other than those otherwise provided pursuant to subsection 5.1); and

               (d) promptly, such additional financial and other information as the Administrative Agent, on behalf of any Lender, may from time to time reasonably request.

     5.3  Payment of Obligations.
          -----------------------

          Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

     5.4  Conduct of Business and Maintenance of Existence.
          -------------------------------------------------

          Preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its businesses; comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect; not enter into any business which is material to the Company and its Subsidiaries taken as a whole, other than business in which the Company and its Subsidiaries are engaged on the date hereof and businesses directly related to such existing businesses.

     5.5  Maintenance of Property; Insurance.
          -----------------------------------

          Keep all material property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried; provided, however, that the Company and its Subsidiaries may maintain self insurance plans to the extent companies of similar size and in similar businesses do so.

     5.6  Inspection of Property; Books and Records; Discussions.
          -------------------------------------------------------

          Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by the Administrative Agent, the Administrative Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records (other than materials protected by the attorney-client privilege and materials which the Company may not disclose without violation of a confidentiality obligation binding upon it) at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Company and its Significant Subsidiaries with officers and employees of the Company and its Significant Subsidiaries and with its independent certified public accountants.

     5.7  Notices.
          --------

          Give notice to the Administrative Agent (which shall promptly transmit such notice to each Lender) of:

               (a) within five Business Days after the Company knows or has reason to know thereof, the occurrence of any material Default or Event of Default;

               (b) promptly, any default or event of default under any Contractual Obligation of the Company or any of its Significant Subsidiaries which would reasonably be expected to have a Material Adverse Effect;

               (c) promptly, any litigation, or any investigation or proceeding known to the Company, affecting the Company or any of its Significant Subsidiaries which would reasonably be expected to have a Material Adverse Effect;

               (d) as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

               (e) promptly, any other development or event which would reasonably be expected to have a Material Adverse Effect.

     Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

     5.8  Environmental Laws.
          -------------------

          (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

          (c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company, any of its Significant Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Loans and all other amounts payable hereunder.

     5.9  Consolidated Adjusted Indebtedness to Adjusted Capitalization.
          --------------------------------------------------------------

          Not permit the ratio of (i) Consolidated Adjusted Indebtedness to (ii) Adjusted Capitalization at any time to exceed .60 to 1:00.

     5.10 Liens, Etc.
          -----------

          Not create or suffer to exist any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or assign any right to receive income, in each case to secure or provide for the payment of any Indebtedness of any Person, other than (i) purchase money Liens or purchase money security interests upon or in any property acquired or held by it or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property, (ii) Liens existing on such property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition), (iii) Liens existing on the Effective Date hereof, (iv) Liens on property financed through the issuance of industrial revenue bonds in favor of the holders of such bonds or any agent or trustee therefor, (v) Liens securing Indebtedness in an aggregate amount not in excess of 15% of the Company's Consolidated Tangible Assets, (vi) Liens on property subject to escrow or similar arrangements established in connection with litigation settlements, (vii) Liens incurred pursuant to a receivables securitization or (viii) Permitted Liens.

     SECTION 6.  EVENTS OF DEFAULT

     Upon the occurrence of any of the following events:

               (a) The Company shall fail to pay any principal on any Loan when due in accordance with the terms hereof on the maturity date thereof; or the Company shall fail to pay any interest on any Loan or any fee or other amount payable hereunder when due in accordance with the terms hereof and such failure shall continue unremedied for five Business Days (or in the case of any other amount that is not interest or a fee, three Business Days after the Company has received from the Administrative Agent notice of said default); or

               (b) Any representation or warranty made or deemed made by the Company herein or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made; or

               (c) The Company shall (i) default in the due performance or observance of subsection 5.9 (provided that no Default or Event of Default shall arise or exist under this subsection 6(c)(i) in respect of such a breach if prior to the time the Company is required to give notice to the Lenders under subsection 5.7(a) of such breach, such breach has been cured (determined on a pro forma basis)), or (ii) default in any material respect in the observance or performance of any other term, covenant or agreement contained in this Agreement (other than as described in subsections 6(a) or 6(c)(i) above), and such default shall continue unremedied for a period of 30 days or more; or

               (d) The Company or any of its Significant Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) in a principal amount outstanding of at least $100,000,000 in the aggregate for the Company and its Significant Subsidiaries or in the payment of any matured Guarantee Obligation in a principal amount outstanding of at least $100,000,000 in the aggregate for the Company and its Significant Subsidiaries beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness in a principal amount outstanding of at least $100,000,000 in the aggregate for the Company and its Significant Subsidiaries or Guarantee Obligation in a principal amount outstanding of at least $100,000,000 in the aggregate for the Company and its Significant Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

               (e) (i) The Company or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any such Significant Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any such Significant Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any such Significant Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any such Significant Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
          (iii) above; or (v) the Company or any such Significant Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

               (f) One or more judgments or decrees shall be entered against the Company or any of its Significant Subsidiaries involving in the aggregate a liability (not paid when due or covered by insurance) of $100,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

               (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company, any of its Significant Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect; or

               (h) Either (i) a "person" or a "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 25% of the then outstanding voting stock of the Company or (ii) a majority of the Board of Directors of the Company shall consist of individuals who are not Continuing Directors; "Continuing Director" means, as of any date of determination, (i) an individual who on the date two years prior to such determination date was a member of the Company's Board of Directors and (ii) any new Director whose nomination for election by the Company's shareholders was approved by a vote of at least 75% of the Directors then still in office who either were Directors on the date two years prior to such determination date or whose nomination for election was previously so approved;

     then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (e) above in respect of the Company, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice of default to the Company, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 6, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

     SECTION 7.  THE ADMINISTRATIVE AGENT

     7.1  Appointment.
          ------------

          Each Lender hereby irrevocably designates and appoints JPMCB as the Administrative Agent of such Lender under this Agreement, and each such Lender irrevocably authorizes JPMCB, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. None of the Syndication Agent, the Co-Documentation Agent or the Co-Lead Arrangers shall have any duties under this Agreement.

     7.2  Delegation of Duties.
          ---------------------

          The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     7.3  Exculpatory Provisions.
          -----------------------

          Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or for any failure of the Company to perform its obligations hereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance by the Company of any of the agreements contained in, or conditions of, this Agreement (other than the receipt by the Administrative Agent of the documents specified in subsection 4.1), or to inspect the properties, books or records of the Company.

     7.4  Reliance by Administrative Agent.
          ---------------------------------

          The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Loan as the owner thereof for all purposes unless (a) a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent and (b) the Administrative Agent shall have received the written agreement of such assignee to be bound hereby as fully and to the same extent as if such assignee were an original Lender party hereto, in each case in form satisfactory to the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

     7.5  Notice of Default.
          ------------------

          The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     7.6  Non-Reliance on Administrative Agent and Other Lenders.
          -------------------------------------------------------

          Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     7.7  Indemnification.
          ----------------

          The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the termination of this Agreement and payment of the Loans and all other amounts payable hereunder.

     7.8  Administrative Agent in Its Individual Capacity.
          ------------------------------------------------

          The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     7.9  Successor Administrative Agent.
          -------------------------------

          The Administrative Agent may resign as Administrative Agent upon 15 days' notice to the Company and the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Majority Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor shall be approved by the Company, whereupon such successor shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After any retiring Administrative Agent's resignation as

     Administrative Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

     SECTION 8.  MISCELLANEOUS

     8.1  Amendments and Waivers.
          -----------------------

          Neither this Agreement nor any terms hereof may be amended, supplemented, waived or modified except in accordance with the provisions of this subsection. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time,
     (a) enter into with the Company written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Lenders or of the Company hereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall
     (i) reduce the amount or extend the scheduled date of maturity of any Loan, or reduce the stated rate of any interest or fee payable hereunder (other than interest at the increased post-default rate) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 7 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Company, the Lenders and the Administrative Agent. In the case of any waiver, the Company, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     8.2  Notices.
          --------

          Except as otherwise provided in Section 2, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when received by the respective party to whom sent, addressed as follows in the case of the Company and the Administrative Agent, and as set forth on
     Schedule II hereof in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans:

     The Company:              Wyeth
                               Five Giralda Farms
                               Madison, New Jersey  07940
                               Attention:  Vice President and Treasurer
                               Telecopier:  (973) 660-7174
                               Telephone:  (973) 660-5402
     with a copy to:           Senior Vice President and General Counsel
                               Telecopier:  (973) 660-7050
                               Telephone:  (973) 660-6138

     The Administrative Agent: JPMorgan Chase Bank
                               270 Park Avenue
                               New York, New York  10017
                               Attention:  Dawn Lee Lum
                               Telecopier:  (212) 270-3279
                               Telephone:  (212) 270-2472

                                         and

                               JPMorgan Chase Bank
                               One Chase Manhattan Plaza, 8th Floor
                               New York, New York  10081
                               Attention:  Janet Belden
                               Telecopier:  (212) 270-5658
                               Telephone:  (212) 552-7277

     8.3  No Waiver; Cumulative Remedies.
          -------------------------------

     No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     8.4  Survival of Representations and Warranties.
          -------------------------------------------

          All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Loans and the making of the Loans, provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all amounts owing hereunder and under any Loans have been paid in full.

     8.5  Payment of Expenses and Taxes.
          ------------------------------

          The Company agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, printing and execution of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any such other documents, including, without limitation, the fees and disbursements of a single counsel to the Administrative Agent and to the several Lenders (or, to the extent that such counsel determines that the interests of the Administrative Agent and the Lenders materially differ, or that such representation would reasonably be expected to be unadvisable from any party's point of view, a single counsel to the Administrative Agent and a single counsel to the several Lenders), and (c) on demand, to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent (each, an "indemnified party") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any such other documents and the use, or proposed use, of proceeds of the Loans (all the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Company shall have no obligation hereunder to any indemnified party with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of such indemnified party, (ii) legal proceedings commenced against such indemnified party by any security holder or creditor thereof arising out of and based upon rights afforded such security holder or creditor solely in its capacity as such or (iii) legal proceedings commenced against any Lender by any other Lender or the Administrative Agent. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

     8.6  Successors and Assigns; Participations; Purchasing Lenders.
          -----------------------------------------------------------

          (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender, or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof and the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. No Lender shall transfer or grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement except to the extent such amendment or waiver would (i) extend the scheduled maturity of any Loan in which such Participant is participating, or reduce the stated rate or extend the time of payment of interest or Facility Fees thereon (except in connection with a waiver of interest at the increased post-default rate) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without consent of any Participant if the Participant's participation is not increased as a result thereof) or (ii) consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement. In the case of any such participation, the Participant shall not have any rights under this Agreement (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Company hereunder shall be determined as if such Lender had not sold such participation, provided that each Participant shall be entitled to the benefits of subsections 2.15, 2.16 and 8.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell, pursuant to a Commitment Transfer Supplement, to (i) any Lender or any affiliate thereof all or any part of its rights and obligations under this Agreement, and (ii) with the consent of the Administrative Agent and, so long as no Default or Event of Default under Section 6(a) or (e) is then in existence, the Company (in each case, which consent shall not be unreasonably withheld or delayed), to one or more additional banks or financial institutions ("Purchasing Lenders"), all or any part of its rights and obligations under this Agreement, in the case of the aforementioned clause (ii), in minimum amounts of $10,000,000 (or, if less, the entire amount of such Lender's obligations) so long as, in the case of each of the aforementioned clauses
     (i) and (ii) hereof, after giving effect thereto, the remaining Commitment of such selling Lender shall not be less than $10,000,000, unless such selling Lender has not retained any Commitment hereunder, and a Commitment Transfer Supplement has been executed by such Purchasing Lender, such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Company and the Administrative Agent), and delivered to the Administrative Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement.

          (d) The Administrative Agent shall maintain at its address referred to in subsection 8.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this

     Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Company and the Administrative Agent), together with payment to the Administrative Agent (by the transferor Lender or the Purchasing Lender, as agreed between them) of a registration and processing fee of $3,500 for each Purchasing Lender listed in such Commitment Transfer Supplement, the Administrative Agent shall (i) accept such Commitment Transfer Supplement, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Company.

          (f) The Company authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company and its Affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Company in connection with such Lender's credit evaluation of the Company and its Affiliates prior to becoming a party to this Agreement; in each case subject to subsection 8.14.

          (g) At the time of each assignment pursuant to this subsection 8.6 to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Company and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a 2.17 Certificate) described in subsection 2.17.

          (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Agreement (including, without limitation, any right to payment of principal and interest under any Loan) to any Federal Reserve Bank in accordance with applicable laws.

     8.7  Adjustments; Set-off.
          ---------------------

          (a) Each Lender agrees that if any Lender (a "benefited Lender") shall at any time receive any payment of all or part of its Committed Rate Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (e) of Section 6, or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Committed Rate Loans, or interest thereon (except as expressly provided in subsection 2.18), such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Committed Rate Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Lender so purchasing a portion of another Lender's Committed Rate

     Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon the occurrence of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Company, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of the Company to such Lender hereunder and claims of every nature and description of such Lender against the Company, in any currency, whether arising hereunder, under the Loans or under any documents contemplated by or referred to herein or therein, as such Lender may elect, whether or not such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The aforesaid right of set-off may be exercised by such Lender against the Company or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Company, or against anyone else claiming through or against the Company or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     8.8  Table of Contents and Section Headings.
          ---------------------------------------

          The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Agreement.

     8.9  Counterparts.
          -------------

          This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

     8.10 Severability.
          -------------

          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.11 Integration.
          ------------

          This Agreement represents the agreement of the Company, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Company or any Lender relative to the subject matter hereof not expressly set forth or referred to herein.

     8.12 Governing Law.
          --------------

          This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

     8.13 Consent to Jurisdiction and Service of Process.
          -----------------------------------------------

          All judicial proceedings brought against the Company with respect to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, and, by execution and delivery of this Agreement, the Company accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. The Company irrevocably agrees that all process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in subsection 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by the Company to be effective and binding service in every respect. Each of the Company, the Administrative Agent and the Lenders irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against the Company in the court of any other jurisdiction.

     8.14 Confidentiality.
          ----------------

          Each of the Lenders agrees that it will maintain in confidence, and will not disclose without the prior consent of the Company (other than to its employees, auditors or counsel or to another Lender or to any affiliate of a Lender which is a prospective or actual Transferee) any information with respect to the Company and its Subsidiaries which is furnished pursuant to this Agreement or any documents contemplated by or referred to herein or therein and which is designated by the Company to the Lenders in writing as confidential, except that any Lender may disclose any such information (a) as has become generally available to the public other than by a breach of this subsection 8.14, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in connection with any litigation with respect to this Agreement or in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Lender, or (d) to any prospective Transferee in connection with any contemplated transfer pursuant to subsection 8.6, provided that such prospective Transferee shall have been made aware of this subsection 8.14 and shall have agreed to be bound by its provisions as if it were a party to this Agreement.

     8.15 Acknowledgments.
          ----------------

          The Company hereby acknowledges that:

               (a) it has been advised by counsel in the negotiation, execution and delivery of the Agreement;

               (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Company arising out of or in connection with this Agreement and the relationship between the Administrative Agent and the Lenders, on one hand, and the Company, on the other hand, in connection herewith is solely that of debtor and creditor; and

               (c) no joint venture exists among the Lenders with respect to this Agreement or among the Company and the Lenders.

     8.16 Waivers Of Jury Trial.
          ----------------------

          The Company, the Administrative Agent and the Lenders hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this Agreement and for any counterclaim therein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by its proper and duly authorized officers as of the day and year first above written.




                                       WYETH


                                       By:  /s/ Jack M. O'Connor
                                          -------------------------------------
                                          Title: Vice President & Treasurer



                                       JPMORGAN CHASE BANK,
                                          Individually and as Administrative
                                          Agent


                                       By: /s/ Robert Anastasio
                                          -------------------------------------
                                          Title: Vice President



                                       CITICORP NORTH AMERICA, INC.,
                                          Individually and as Syndication
                                          Agent

                                       By: /s/ Wajeeh Faheen
                                          -------------------------------------
                                          Title: Vice President



                                       THE BANK OF NOVA SCOTIA, Individually
                                          and as Co-Documentation Agent

                                       By: /s/ Carolyn A. Calloway
                                          -------------------------------------
                                          Title: Managing Director



                                       COMMERZBANK AG, NEW YORK AND GRAND
                                          CAYMAN BRANCHES, Individually and
                                          as Co-Documentation Agent

                                       By: /s/ Robert S. Taylor, Jr.
                                          -------------------------------------
                                          Title: Senior Vice President

                                       By: /s/ Andrew P, Lusk
                                          -------------------------------------
                                          Title: Vice President



                                       UBS LOAN FINANCE, Individually and as
                                          Co-Documentation Agent

                                       By: /s/ Joselin Fernandes
                                          -------------------------------------
                                          Title: Associate Director
                                                 Banking Products Services

                                       By: /s/ Barbara Ezell-McMichael
                                          -------------------------------------
                                          Title: Associate Director
                                                 Banking Products Services, US



                                       ABN AMRO BANK N.V.

                                       By: /s/ Eric Oppenheimer
                                          -------------------------------------
                                          Title: Vice President

                                       By: /s/ Todd J. Miller
                                          -------------------------------------
                                          Title: Assistant Vice President



                                       SAN PAOLO IMI S.P.A.

                                       By: /s/ Renato Carducci
                                          -------------------------------------
                                          Title: General Manager

                                       By: /s/ Luca Sacchi
                                          -------------------------------------
                                          Title: Vice President



                                       U.S. BANK N.A.

                                       By: /s/ Michael P. Dickman
                                          -------------------------------------
                                          Title: Assistant Vice President



                                       WACHOVIA BANK, N.A.

                                       By: /s/ Joseph C. Bossong, Jr.
                                          -------------------------------------
                                          Title: Director



                                       THE NORTHERN TRUST COMPANY

                                       By: /s/ John Konstantos
                                          -------------------------------------
                                          Title: Vice President



                                       BANCA NAZIONALE DEL LAVORO, S.P.A.,
                                           NEW YORK BRANCH

                                       By: /s/ Francesco Di Mario
                                          -------------------------------------
                                          Title: Vice President

                                       By: /s/ Juan Cortes
                                          -------------------------------------
                                          Title: Vice President

                                       THE BANK OF NEW YORK

                                       By: /s/ Thomas J. McCormack
                                          -------------------------------------
                                          Title: Vice President



                                       MELLON BANK, N.A.

                                       By: /s/ Marla A. DeYulis
                                          -------------------------------------
                                          Title: Assistant Vice President



                                       BANCO POPULAR DE PUERTO RICO, NEW YORK
                                          BRANCH

                                       By: /s/ Hector J. Gonzalez
                                          -------------------------------------
                                          Title: Vice President



                                       THE GOVERNOR AND COMPANY OF THE BANK
                                           OF IRELAND

                                       By: /s/ F. McDonald
                                          -------------------------------------
                                          Title: Director



                                       BANCO BILBAO VIZCAYA ARGENTARIA, S.A.,
                                           NEW YORK BRANCH

                                       By: /s/ Jay Levit
                                          -------------------------------------
                                          Title: Vice President, Global
                                          Corporate Banking

                                       By: /s/ John Martini
                                          -------------------------------------
                                          Title: Vice President, Corporate
                                          Banking

                                                                      SCHEDULE I
                                                                      ----------

                                   COMMITMENTS
                                   -----------


Lender                                   Commitment
------                                   ---------------
JPMorgan Chase Bank                      $375,000,000.00
Citicorp North America, Inc.             $375,000,000.00
The Bank of Nova Scotia                  $200,000,000.00
Commerzbank AG, New York and Grand       $200,000,000.00
Cayman Branches
UBS Loan Finance                         $200,000,000.00
ABN Amro Bank, N.V.                      $50,000,000.00
SANPAOLO IMI S.p.A.                      $50,000,000.00
U.S. Bank N.A.                           $50,000,000.00
Wachovia Bank, N.A.                      $50,000,000.00
The Northern Trust Company               $37,500,000.00
Banca Nazionale del Lavoro,  S.P.A.,     $35,000,000.00
New York Branch
The Bank of  New York                    $35,000,000.00
Mellon Bank, N.A.                        $25,000,000.00
Banco Popular de Puerto Rico,            $25,000,000.00
New York Branch
The Governor and Company of the          $25,000,000.00
Bank of Ireland
Banco Bilbao Vizcaya Argentaria,         $15,000,000.00
S.A., New York Branch
Total                                    $1,747,500,000.00

                                                                     SCHEDULE II
                                                                     -----------
                       BANK ADDRESSES AND LENDING OFFICES


JPMorgan Chase Bank                      270 Park Avenue
                                         New York, New York  10017
                                         Attention:  Dawn Lee Lum
                                         Telephone:  (212) 270-2472
                                         Facsimile:  (212) 270-3279

                                         with copies to:

                                         One Chase Manhattan Plaza, 8th Floor
                                         New York, New York  10081
                                         Attention:  Janet Belden
                                         Telephone:  (212) 552-7277
                                         Facsimile:  (212) 270-5658

Citicorp North America, Inc.             388 Greenwich Street
                                         New York, New York 10043
                                         Attention:  William Clark
                                         Telephone:  (212) 816-8183
                                         Facsimile:  (212) 816-8051

The Bank of Nova Scotia                  600 Peachtree Street
                                         Suite 2700
                                         Atlanta, Georgia 30308
                                         Attention:  Patrick M. Brown
                                         Telephone:  (404) 877-1506
                                         Facsimile:  (404) 888-8982

Commerzbank AG, New York and Grand       2 World Financial Center
Cayman Branches                          34th Floor
                                         New York, New York 10281
                                         Attention:  Robert Taylor
                                         Telephone:  (212) 266-7708
                                         Facsimile:  (212) 266-7594

UBS Loan Finance                         677 Washington Boulevard
                                         Stamford, Connecticut 06901
                                         Attention:  Marie Haddad
                                         Telephone:  (203) 719-5609
                                         Facsimile:  (203) 719-3888

                                                                    Schedule III
                                                                    ------------

ABN Amro Bank N.V.                       500 Park Avenue
                                         New York, New York 10022
                                         Attention:  Pam Del Vecchio
                                         Telephone:  (212) 446-4289
                                         Facsimile:  (212) 832-7129

San Paolo IMI S.P.A.                     245 Park Avenue
                                         35th Floor
                                         New York, New York 10167
                                         Attention:  Luca Sacchi
                                         Telephone:  (212) 692-3130
                                         Facsimile:  (212) 692-3178

U.S. Bank N.A. 918 17th Street Denver, Colorado 80202 Attention: Richard Nolter Telephone: (513) 632-4073
                                         Facsimile: (513) 632-2068

Wachovia Bank, N.A.                      One South Penn Square
                                         Philadelphia, Pennsylvania 19101
                                         Attention:  William F. Fox
                                         Telephone:  (267) 321-6612
                                         Facsimile:  (267) 321-6700

The Northern Trust Company               50 South LaSalle Street, B-9
                                         Chicago, Illinois 60675
                                         Attention:  Alfred A. Armengol
                                         Telephone:  (312) 557-1498
                                         Facsimile:  (312) 444-4906

Banca Nazionale Del Lavoro, S.P.A., New  25 West 51st Street
York Branch                              New York, New York 10019
                                         Attention:  Francesco DiMario
                                         Telephone:  (212) 314-0239
                                         Facsimile:  (212) 765-2978

The Bank of New York                     One Wall Street
                                         21st Floor
                                         New York, New York 10286
                                         Attention:  Tom McCormack
                                         Telephone:  (212) 635-7901
                                         Facsimile:  (212) 635-1481

Mellon Bank, N.A.                        One Penn Plaza
                                         29th Floor
                                         New York, New York 10119
                                         Attention:  Marla A. DeYulis
                                         Telephone:  (412) 234-9141
                                         Facsimile:  (412) 234-9047

Banco Popular De Puerto Rico, New York   7 West 51st Street
Branch                                   New York, New York 10019
                                         Attention:  Hector J. Gonzalez
                                         Telephone:  (212) 445-1988
                                         Facsimile:  (212) 245-4677

The Governor and Company of the Bank of  Lower Baggot St.
Ireland                                  Dublin 2 Ireland 99999
                                         Attention:  Ciaran Doyle
                                         Telephone:  (353) 1 604-4142
                                         Facsimile:  (353) 1 604-4240

Banco Bilbao Vizcaya Argentaria, S.A.,   1345 Avenue of the Americas
New York Branch                          45th Floor
                                         New York, New York 10105
                                         Attention:  Hector Villegas
                                         Telephone:  (212) 728-1513
                                         Facsimile:  (212) 333-2904

                                Table of Contents
                                -----------------

                                                                          Page
                                                                          ----

SECTION 1.  DEFINITIONS......................................................1

      1.1  Defined Terms.....................................................1
      1.2  Other Definitional Provisions....................................15

SECTION 2.  THE COMMITTED RATE LOANS; THE BID LOANS; AMOUNT AND TERMS.......15

      2.1   The Committed Rate Loans........................................15
      2.2   The Bid Loans...................................................16
      2.3   Denomination of Committed Rate Loans............................19
      2.4   Fees............................................................19
      2.5   Changes of Commitments..........................................19
      2.6   Optional Prepayments............................................19
      2.7   Minimum Principal Amount of Tranches............................20
      2.8   Committed Rate Loan Interest Rates and Payment Dates............20
      2.9   Conversion Options..............................................20
      2.10  Computation of Interest and Fees................................21
      2.11  Pro Rata Treatment, Payments and Evidence of Debt...............21
      2.12  Non-Receipt of Funds by the Administrative Agent................23
      2.13  Inability to Determine Interest Rate............................24
      2.14  Illegality......................................................24
      2.15  Requirements of Law.............................................25
      2.16  Indemnity.......................................................26
      2.17  Taxes...........................................................27
      2.18  Replacement of Lenders..........................................29

SECTION 3.  REPRESENTATIONS AND WARRANTIES..................................30

      3.1   Financial Condition.............................................30
      3.2   No Change.......................................................30
      3.3   Existence; Compliance with Law..................................30
      3.4   Power; Authorization; Enforceable Obligations...................31
      3.5   No Legal Bar; No Default........................................31
      3.6   No Material Litigation..........................................31
      3.7   Investment Company Act..........................................31
      3.8   Federal Regulations.............................................31
      3.9   ERISA...........................................................31
      3.10  Environmental Matters...........................................32
      3.11  Purpose of Loans................................................33
      3.12  Restrictions on Subsidiaries....................................33

                                Table of Contents
                                -----------------
                                   (continued)
                                                                          Page
                                                                          ----

SECTION 4.  CONDITIONS PRECEDENT............................................33

      4.1   Conditions to Effective Date....................................33
      4.2   Conditions to All Loans.........................................34

SECTION 5.  COVENANTS.......................................................34

      5.1   Financial Statements............................................34
      5.2   Certificates; Other Information.................................35
      5.3   Payment of Obligations..........................................36
      5.4   Conduct of Business and Maintenance of Existence................36
      5.5   Maintenance of Property; Insurance..............................36
      5.6   Inspection of Property; Books and Records; Discussions..........36
      5.7   Notices.........................................................37
      5.8   Environmental Laws..............................................37
      5.9   Consolidated Adjusted Indebtedness to Adjusted Capitalization...38
      5.10  Liens, Etc......................................................38

SECTION 6.  EVENTS OF DEFAULT...............................................38

SECTION 7.  THE ADMINISTRATIVE AGENT........................................41

      7.1   Appointment.....................................................41
      7.2   Delegation of Duties............................................41
      7.3   Exculpatory Provisions..........................................41
      7.4   Reliance by Administrative Agent................................42
      7.5   Notice of Default...............................................42
      7.6   Non-Reliance on Administrative Agent and Other Lenders..........42
      7.7   Indemnification.................................................43
      7.8   Administrative Agent in Its Individual Capacity.................43
      7.9   Successor Administrative Agent..................................43

SECTION 8.  MISCELLANEOUS...................................................44

      8.1   Amendments and Waivers..........................................44
      8.2   Notices.........................................................44
      8.3   No Waiver; Cumulative Remedies..................................45
      8.4   Survival of Representations and Warranties......................45
      8.5   Payment of Expenses and Taxes...................................45
      8.6   Successors and Assigns; Participations; Purchasing Lenders......46
      8.7   Adjustments; Set-off............................................48
      8.8   Table of Contents and Section Headings..........................49
      8.9   Counterparts....................................................49
      8.10  Severability....................................................49
      8.11  Integration.....................................................49
      8.12  Governing Law...................................................50

                                Table of Contents
                                -----------------
                                   (continued)
                                                                          Page
                                                                          ----

      8.13  Consent to Jurisdiction and Service of Process..................50
      8.14  Confidentiality.................................................50
      8.15  Acknowledgments.................................................50
      8.16  Waivers Of Jury Trial...........................................51


SCHEDULES
Schedule I  Commitments
Schedule II Lender Addresses and Lending Offices


EXHIBITS

Exhibit A   Form of Borrowing Notice
Exhibit B   Form of Bid Loan Request
Exhibit C   Form of 2.17 Certificate
Exhibit D   Form of Bid Loan Offer - Absolute Rate Bid Loans
Exhibit E   Form of Bid Loan Offer - Index Rate Bid Loans
Exhibit F   Form of Bid Loan Confirmation
Exhibit G   Form of Commitment Transfer Supplement
Exhibit H   Form of Certificate of Secretary of the Company
Exhibit I   Form of Opinion of Counsel to the Company